Exhibit 99(e)

PGI Energy Fund I Series 2010 Incorporated under the Laws of the State of Texas authorized: 500,000,000 common shareS, $0.01 PAR Value per share This Certifies That is the owner of Fully Paid and Non-Assessable Common Stock, $0.01 Par Value of PGI Energy Fund I Series 2010 transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Texas, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. In witness whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: CEO SECRETAR Y Countersigned: corporate Stock Transfer, inc. 3200 Cherry Creek South Drive, Suite 430 Denver, CO 80209 By ______________________________________ Transfer Agent and Registrar Authorized Officer CUSIP 69341G 10 7 See reverse for certain definitions PGI ENERGY FUND I SERIES 2010 CORPORATE TEXAS 001

PGI Energy Fund I Series 2010 Corporate stock transfer, inc. Transfer fee: As required The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties UNIF GIFT MIN ACT - Custodian JTTEN - as joint tenants with right (Cust) (Minor) of survivorship and not as under Uniform Gifts to Minors tenants in common Act (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNE FOR VALUE RECEIVED, hereby sell, assign and transfer unto Please Print or typewrite name and address including Postal Zip Code of assignee Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises. Dated: 20 , Signature: X Signature(s) Guaranteed: Signature: X THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.